EXHIBIT 4.10
SECURITIES PURCHASE AGREEMENT

ISLAND BREEZE INTERNATIONAL, INC.

SECURITIES PURCHASE AGREEMENT (as amended or supplemented from time to time, this "AGREEMENT"), dated as of April ___, 2010, between Island Breeze International, Inc., a Delaware corporation (the "COMPANY") with its principal offices at 211 Benigno Blvd., Suite 201, Bellmawr, New Jersey 08031, and the undersigned (the “Subscriber”).

WITNESSETH:

WHEREAS, the Company is offering to sell shares of its Class A common stock, 0.001 par value for a purchase price of $0.50 per share;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, such number of shares of the Company’s Class A common stock as are indicated on the signature page hereto (the “Common Stock” or the “Securities”); and

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 ACT”) afforded by the provisions of Section 4(2) and/or Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "COMMISSION") under the 1933 Act.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1.           SUBSCRIPTION FOR SECURITIES.

(a)    As soon as possible after the execution and delivery of this Agreement, and subject to the terms and conditions hereof, including the satisfaction of the conditions described in subsection (b) below, the Company shall deliver the certificates for the Common Stock to the Subscriber, each registered in the name of the Subscriber, against receipt of an amount equal to the purchase price for the Common Stock for which the Subscriber is subscribing.

(b)    Subscriber’s obligation to purchase the Common Stock is subject to the fulfillment (or written waiver by the Subscriber) of each of the following conditions:

                 (i)  The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date of such purchase;

(ii)  The Company shall have performed and complied with all covenants, conditions and agreements required by this Agreement to be performed or complied with by them on or prior to the date of such purchase;

(iii)  There shall be in effect no injunction, writ, preliminary restraining order or any order of any nature directing that the transactions contemplated by this Agreement, including without limitation the purchase of the Common Stock,  not be consummated as herein provided; and

2.           COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to and agrees with Subscriber that, except as set forth in the Company's periodic and current reports filed with the Commission thereafter (hereinafter referred to collectively as the "SEC REPORTS"),or as set forth on the disclosure schedule dated the date hereof delivered by the Company to the Subscriber (the “DISCLOSURE SCHEDULE”) :

(a)   DUE INCORPORATION. The Company and each of its Subsidiaries is a corporation (or in the case of a Subsidiary the type of entity described in the Disclosure Schedule) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other power to own its properties and to carry on its business as disclosed in the SEC Reports. The Company and each of its Subsidiaries is duly qualified as a foreign corporation (or in the case of a Subsidiary the type of entity described in the Disclosure Schedule) to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "SUBSIDIARY" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. The Company’s Subsidiaries are named in the SEC Reports.

(b)  AUTHORITY. The Company has the full right, power and authority to execute, deliver and perform under this Agreement.  This Agreement has been duly executed by the Company and this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

(c)  OUTSTANDING SECURITIES. All of the issued and outstanding shares of the Company’s Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person.  All of the issued and outstanding shares of Common Stock have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable United States Federal and state securities laws.

 (d) ENFORCEABILITY. This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively "TRANSACTION DOCUMENTS") have been duly authorized, executed and delivered by the Company and are valid and binding agreements, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity). The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(e)   CONSENTS. No consent, approval, authorization, filing with or notice to any person, entity or public authority, or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, or the Company's stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, other than filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis.

(f)    NO VIOLATION OR CONFLICT. Assuming the representations and warranties of the Subscribers in Section 3 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)      violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the certificate of incorporation or bylaws of the Company, each as amended as of the date hereof, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its Subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or such Subsidiary or over the properties or assets of the Company or such Subsidiary, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or such Subsidiary is a party, or by which the Company  or such Subsidiary is bound, or to which any of the properties of the Company or such Subsidiary is subject, except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)   result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Subsidiaries.

(g)   THE SECURITIES. The Securities upon issuance:

(i)      will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)        have been duly and validly authorized and duly and validly issued, and will be fully paid and non-assessable (with no personal liability attaching to the holders thereof or to the Company) and will be free from preemptive rights or rights of first refusal held by any person; provided Subscriber's representations herein are true and accurate and Subscribers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

(iii) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(h)   LITIGATION. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Subsidiaries that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. There is no pending or, to the knowledge of the Company, or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Subsidiaries, which litigation if adversely determined would have a Material Adverse Effect.  There are currently pending suits for the collection of sums owed by the Company as set forth on the Disclosure Schedule.

(i)      REPORTING COMPANY. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 ACT") and the Common Stock is registered pursuant to Section 12(g) of the 1934 Act.

(j)      INFORMATION CONCERNING COMPANY. The SEC Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent audited financial statements included in the SEC Reports ("LATEST FINANCIAL DATE"), and, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the SEC Reports. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made. The Company has not provided to the Subscribers any material non-public information.  Although there has been no Material Adverse Event the Company’s financial condition has continued to deteriorate since the Latest Financial date and the Company needs cash to realize its business plan.

(k)         FINANCIAL STATEMENTS. The financial statements of the Company and its Subsidiaries included in the Reports (hereinafter collectively, the “Financial Statements”), were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company and its Subsidiaries at the respective balance sheet dates and the results of its operations and cash flows for the periods then ended, provided, however, that the financial statements included in the Form 10-Q’s are subject to normal year-end adjustments and lack footnotes and other presentation items

(l)      NO UNDISCLOSED LIABILITIES. Except as set forth on the Disclosure Schedule,  neither the Company nor any of its Subsidiaries has any liabilities of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, which are material, individually or in the aggregate, which are not disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company's or such Subsidiary’s businesses since the Latest Financial Date, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(m) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or their respective businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Reports.

(n)    DEFAULTS. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or bylaws  To the best of the knowledge of the Company, no party to any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument with or given to the Company or any of its Subsidiaries is in default thereunder and no event has occurred with respect to such party, which, with or without the lapse of time or giving of notice, or both, would constitute a default by such party or would cause acceleration of any obligations of such party.  The Company and its Subsidiaries are (i) not subject to nor in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (ii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect. There are no material (i.e., involving an asserted liability in excess of fifty thousand dollars ($50,000)) claims, actions, suits, proceedings or labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company or such Subsidiary), pending or, to the best of the Company's knowledge, threatened, against the Company or such Subsidiary, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, the Commission, the Financial Industry Regulatory Authority, board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding.  Neither the Company, nor any of its assets are subject to, nor is the Company in default  with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company.

(o)   COMPLIANCE WITH LAWS. To its knowledge, the Company and each of its Subsidiaries is in compliance with all laws, rules and regulations of all Federal, state, local and foreign government agencies having jurisdiction over the Company or affecting the business, assets or properties of the Company, except where the failure to comply has not and will not have a Material Adverse Effect.

(p)   NOT AN INTEGRATED OFFERING. Neither the Company, nor any person acting on its behalf, has knowingly, either directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board ("BULLETIN BOARD") which would impair the exemptions relied upon in for the offer and sale of the Securities to Subscriber or the Company's ability to timely comply with its obligations hereunder. Nor will the Company take any action or steps that would knowingly cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon for the offer and sale of the Securities to Subscriber or the Company's ability to timely comply with its obligations hereunder. The Company will not knowingly conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon for the offer and sale of the Securities to Subscriber or the Company's ability to timely comply with its obligations hereunder.

(q)   NO GENERAL SOLICITATION. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(r)   LISTING. The Company's common stock is quoted on the Bulletin Board under the symbol IBII.OB. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

(s)  STOP TRANSFER. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(t)    INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.              SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. Subscriber hereby represents and warrants to and agrees with the Company that:

(a) ORGANIZATION AND STANDING. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(b) AUTHORIZATION AND POWER. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities. The execution, delivery and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby and have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof.

 (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not (i) result in a violation of Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) INFORMATION ON COMPANY. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the SEC Reports.  In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "OTHER WRITTEN INFORMATION"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. Subscriber has carefully read, and understands the information in the SEC Reports, including without limitation, the information set forth in the Super 8K.

(e) INFORMATION ON SUBSCRIBER. The Subscriber is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(f) PURCHASE OF SECURITIES. The Subscriber is purchasing the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold the Securities for any minimum amount of time.

(g) COMPLIANCE WITH SECURITIES ACT. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h) COMMON STOCK LEGEND. The certificates evidencing the Common Stock shall bear the following or similar legend:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(i) COMMUNICATION OF OFFER. The offer to sell the Securities was directly communicated to the Subscriber by the Company and no other person has solicited an investment in the Common Stock on behalf of the Company, except the Broker identified in the Disclosure Schedule.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(j) AUTHORITY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Subscriber and is a valid and binding agreement of Subscriber, enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

(k) NO GOVERNMENTAL REVIEW. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l) NO TAX ADVICE.  Subscriber acknowledges that no representation has been made and no advice has been given to Subscriber by the Company or the Placement Agent as to the potential tax consequences of the Subscriber’s investment in the Common Stock subscribed for and that the Subscriber has been urged to consult with his or her own tax advisors, with specific reference to the Subscriber’s own situation, with respect to such consequences.

4.           REGULATION D OFFERING. The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

5.           BROKER COMMISSIONS. The Company on the one hand, and Subscriber on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees other than the persons and entities identified in the Disclosure Schedule (each a "BROKER"), on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company agrees that it will pay the Broker the fee set forth in the Disclosure Schedule ("BROKER'S FEES").

6.           COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING INDEMNIFICATION.

           (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

           (b)  Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based solely upon (i) any material misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii)after any applicable notice and/or cure periods, any material breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscriber, relating hereto.

   (c) Any person entitled to indemnification under Section 6(a) or (b) of this Agreement (an “indemnified party”) shall notify promptly the person obligated to provide such indemnification (the “indemnifying party”) in writing of the commencement of any action or proceeding brought by a third person against the indemnified party with respect to a Claim (a “Third Party Claim”) for which the indemnified party may be entitled to indemnification from the indemnifying party under this Section 6, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Section 6 of this Agreement, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder.  The indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses or disbursements subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Third Party Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party of such Third Party Claim; (ii) if the indemnified party who is a defendant in such Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Third Party Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned).  If the indemnifying party assumes the defense of any Third Party Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

7.  MISCELLANEOUS.

(a)  NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i)personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the  Company, to: Island Breeze International, Inc., 1001 North America Way, Miami, Florida 33132 with a copy by facsimile only to: Eaton & Van Winkle LLP, Three Park Avenue,16th floor, New York, NY 10016, Attn: Joseph L. Cannella, Esq.,  facsimile (212)779-9928, and (ii) if to the Holder, to the name, address and facsimile number set forth on the signature page of this Agreement.

(b) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by approval or written consent of Subscriber, as defined in subparagraph (h) hereof. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

(c) COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e) SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION. To the extent permitted by law, the Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 9(d) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) SURVIVAL. The representations and warranties, covenants and other agreements of the Company and the Subscriber set forth in this Agreement shall survive the purchase of the Securities by the Subscriber hereunder for a period of one year from the date hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement on April __, 2010.

Amount of Investment:                                         $600,000

Purchase Price Per Share:                                      $0.50

Number of Shares Purchased:                              1,200,000

_________________________________________ Exact Name in Which Title is to be Held
_________________________________________ (Authorized Signature)
_________________________________________ Print Name of Signatory and Capacity in which Signed if an Entity
_________________________________________ Signature (if Joint Tenants or Tenants in Common)
_________________________________________ Print Name of above Signatory

SUBSCRIPTION ACCEPTED:

ISLAND BREEZE INTERNATIONAL, INC.

By:_______________________________

Name: Bradley T. Prader

Title: Chief Executive Officer

Date: _______________________________

____________________________________
Aggregate Purchase Price Accepted